


LIABILITIES AND SHAREHOLDERS' EQUITY

                                               March 31  December 31   March 31
                                                    1995        1994        1994
Current liabilities
     Trade accounts payable                     $784,000    $808,000  $1,039,000

     Accrued compensation                        561,000     837,000     301,000

     Taxes, other than income taxes              246,000     194,000     226,000

     Billings in excess of costs and recogniz    379,000     451,000     289,000

     Deferred income taxes                        25,000      22,000         ---

     Income taxes                                956,000     437,000         ---

     Other accrued expenses                      450,000     743,000     331,000
                                               ---------   ---------   ---------
          Total current liabilities            3,401,000   3,492,000   2,186,000

Long-term debt
     Notes payable - banks                     5,500,000   5,500,000   5,500,000

Deferred income taxes                          4,488,000   4,383,000   3,325,000

Minority interest in subsidiary                                          813,000

Shareholders' equity
     Common stock without par value, authorized
       4,000,000 shares, issued 1,829,408 sha  1,829,000   1,829,000   1,829,000

     Capital in excess of stated value         4,980,000   4,979,000   4,878,000

     Retained earnings                        21,844,000  20,999,000  19,097,000
                                               ---------   ---------   ---------
                                              28,653,000  27,807,000  25,804,000
     Less 180,185, 190,602, and 210,704 treasury
         shares, respectively, at cost         1,321,000   1,378,000   1,478,000
                                               ---------   ---------   ---------
         Total shareholders' equity           27,332,000  26,429,000  24,326,000

Total Liabilities and Shareholders' Equity   $40,721,000 $39,804,000 $36,150,000

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See accompanying Notes to Consolidated Financial Statements        -4-